Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pharmion Corporation 2000 Stock Incentive Plan and the Pharmion Corporation 2001 Non-Employee Director Stock Option Plan of our report dated February 14, 2003, except for Note 4 as to which the date is March 25 2003, with respect to the consolidated financial statements of Pharmion Corporation, included in its Registration Statement (Form S-1 No. 33-108122), as amended, filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP

Denver, Colorado
December 8, 2003